Exhibit 10.25
SECOND AMENDMENT TO OPTION AGREEMENT

THIS SECOND AMENDMENT TO OPTION AGREEMENT (“Amendment”) is made and entered into as of January 1, 2008, by and among THE NORTH AMERICAN COAL CORPORATION (formerly known as Nortex Mining Company), a Delaware corporation with its principal office at Dallas, Texas (hereinafter referred to as “NACCO”); and SOUTHWESTERN ELECTRIC POWER COMPANY, a Delaware corporation with its principal office at Columbus, Ohio (hereinafter referred to as “SWEPCO”); and REGIONS BANK, having an office at Longview, Texas (hereinafter referred to as “Regions” or “Escrow Agent”).
WITNESSETH:
WHEREAS, The North American Coal Corporation (now known as Bellaire Corporation), an Ohio corporation (“Bellaire”), SWEPCO and Longview National Bank entered into an Option Agreement dated as of January 15, 1981, whereby Bellaire granted to SWEPCO the right to purchase the stock of The Sabine Mining Company, a Texas corporation (“SMC-Texas”), upon the occurrence of certain events, and Longview National Bank agreed to hold the capital stock of SMC-Texas as escrow agent; and
WHEREAS, Bellaire, SWEPCO and Longview National Bank also entered into an Addendum to said Option Agreement, which Addendum also was dated as of January 15, 1981; and
WHEREAS, NACCO, an affiliate of Bellaire, acquired the stock of SMC-Texas from Bellaire on June 30, 1988, and by Agreement dated as of June 30, 1988, NACCO assumed the obligations of Bellaire under the Option Agreement dated January 15, 1981 (said Option

Page1

Agreement, as amended by the Addendum dated January 15, 1981, by the Agreement dated June 30, 1988, and by the Amendment to Option Agreement dated as of December 2, 1996, being hereinafter referred to as the “Option Agreement”); and
WHEREAS, effective January 1, 1996, SMC-Texas and SWEPCO entered into a Restatement of Lignite Mining Agreement for the purpose of amending and restating the Lignite Mining Agreement (as defined in the Option Agreement); and
WHEREAS, effective as of December 2, 1996, and with the consent of SWEPCO, SMC-Texas merged with and into The Sabine Mining Company, a Nevada corporation and an affiliate of SMC-Texas (“SMC-Nevada”), with SMC-Nevada being the surviving corporation;
WHEREAS, effective as of December 2, 1996, the parties to the Option Agreement amended the Option Agreement solely for the purpose of reflecting such merger, which amendment provides in part that the term “SABINE” as used in the Option Agreement shall mean and refer to SMC-Nevada;
WHEREAS, effective as of September 11, 1998, Regions Bank acquired Longview National Bank and succeeded to the obligations of Longview National Bank under the Option Agreement, as amended;
WHEREAS, effective as of December 1, 2001, SMC-Nevada and SWEPCO entered into a Second Restatement of Lignite Mining Agreement (hereinafter referred to as the “Second Restated Lignite Mining Agreement”) for the purpose of further amending and restating the Lignite Mining Agreement;
WHEREAS, effective as of January 1, 2008, SMC-Nevada (also known as The Sabine Mining Company) and SWEPCO entered into a Third Restatement of Lignite Mining

Page2

Agreement (hereinafter referred to as the “Third Restated Lignite Mining Agreement”) for the purpose of further amending and restating the Lignite Mining Agreement; and
WHEREAS, the parties desire to further amend the Option Agreement in certain respects;
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Section 5 of the Option Agreement hereby is amended to read in its entirety as follows:
Section 5. PRICE DETERMINATION AND AMOUNT OF PAYMENT

The price to be paid to NACCO for the escrowed stock and the amount of the certified check to be delivered by SWEPCO to the Escrow Agent shall be an amount equal to the sum of the following:

(a)	the stated capital of SABINE which shall be 1,000 shares of common stock having a stated value of $1,000.00; and

(b)	The amount of capital in excess of stated value; and

(c)	An amount equal to the undistributed net earnings of SABINE; and

(d)
An amount equal to the net deferred income taxes on the books of SABINE related solely to the Henry W. Pirkey Unit No. 1 and property and equipment of SABINE acquired by SWEPCO pursuant to SWEPCO’s exercise of the option.

The amount of the certified check to be delivered to the Escrow Agent as aforesaid shall be determined by SWEPCO at the time the option is exercised on the basis of the then most recent monthly financial statements furnished to SWEPCO by SABINE, and the calculation thereof shall be stated in the notice delivered pursuant to Section 4 of this Option Agreement.
Such certified check shall be delivered to NACCO by the Escrow Agent concurrently with the delivery of the escrowed stock to SWEPCO as

Page3

described in Section 4.

2.	Section 6 of the Option Agreement hereby is amended to read in its entirety as follows:
Immediately after the delivery of the escrowed stock to SWEPCO as above provided, independent public accountants selected by SWEPCO and satisfactory to NACCO shall make an audit of the results of operations of SABINE for the period ending as of the date of delivery of the escrowed stock to SWEPCO, and the financial position of SABINE as of such date and shall within ninety (90) days after the delivery of the escrowed stock report to SWEPCO and NACCO the results of said audit. SWEPCO shall pay promptly by certified check to NACCO any amount by which the certified check delivered to the Escrow Agent pursuant to Section 4 is less than the amount due to NACCO as determined by the aforesaid audit by independent public accountants, or NACCO shall refund promptly by certified check to SWEPCO any amount by which the certified check delivered to the Escrow Agent is greater than the amount due to NACCO as so determined by such independent public accountants.

3.	Section 7 of the Option Agreement is amended to add the following at the end thereof:
Both NACCO and SWEPCO shall join in making a timely, irrevocable and effective election under Section 338(h)(10) of the Internal Revenue Code and Section 1.338(h)(10)-1 of the Treasury Regulations promulgated under the Code and any similar election under any applicable state, local or foreign income tax law (collectively the “Section 338(h)(10) Elections”) with respect to SWEPCO’s purchase of the escrowed stock of SABINE. To facilitate such election, concurrently with the delivery of the escrowed stock to SWEPCO, NACCO shall deliver to SWEPCO an Internal Revenue Service Form 8023 and any similar forms under applicable state, local or foreign income tax law with respect to SWEPCO‘s purchase of the shares of SABINE, which forms (collectively the “Forms”) shall have been duly executed by an authorized person for NACCO. SWEPCO shall cause the Forms to be duly executed by an authorized person for SWEPCO, shall complete the schedules required to be attached thereto, shall provide a copy of the executed Forms and schedules to NACCO, and shall duly and timely file the Forms as prescribed by Treasury Regulation 1.338(h)(10)-1 and the provisions of applicable state, local or foreign income tax law. NACCO and SWEPCO agree that the purchase price and the liabilities of SABINE (plus other relevant items) shall be allocated to the assets of SABINE for all purposes (including tax and financial accounting purposes) in a manner consistent with Internal Revenue Code §338 and supporting regulations and any other similar state, local or foreign laws and regulations. Such allocations and readjustments required

Page4

under Internal Revenue Code §338 and supporting regulations under any other similar state, local or foreign laws and regulations shall be reflected in the allocation set forth in a schedule to be included in the closing documents and delivered concurrently with the delivery of the escrowed stock to SWEPCO. SWEPCO, SABINE and NACCO shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with the above.

4.	The term “Lignite Mining Agreement” as used in the Option Agreement hereafter shall mean and refer to the Third Restated Lignite Mining Agreement.

5.	The Option Agreement, as amended hereby, is hereby ratified and confirmed and shall remain in full force and effect.

6.	This Amendment may be executed in any number of identical counterparts, each of which, when executed by the parties hereto, shall be considered to be an original.
[Signatures appear on following page.]

Page5

IN WITNESS HEREOF, the parties hereto have executed this instrument as of the date first above written.

THE NORTH AMERICAN COAL CORPORATION

/s/ Belinda Coleman	By:	/s/ Thomas A. Koza
Witness	Printed Name:	Thomas A. Koza
	Title:	Vice President - Law and Administration, and Secretary

SOUTHWESTERN ELECTRIC POWER COMPANY

/s/ Signature Illegible	By:	/s/ Timothy K. Light
Witness	Printed Name:	Timothy K. Light
	Title:	Vice President

REGIONS BANK

/s/ Lisa A. Mayfield	By:	/s/ Gordon Northcutt
Witness	Printed Name:	Gordon Northcutt
	Title:	VP & Trust Officer

Page6